UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):            May 7, 2003

LANCER CORPORATION

(Exact name of registrant as specified in its charter)

Texas	0-13875	74-1591073
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

6655 Lancer Blvd., San Antonio, Texas	78219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (210) 310-7000

Item 5. Other Events

The registrant’s news release dated May 7, 2003 is attached as Exhibit 99.1.  Sales associated with the agreement described in the May 7, 2003 news release were the primary cause of the improved demand for Lancer FBD’s products described in Lancer’s news release filed on Form 8-K on April 29, 2003.

This document contains certain “forward-looking” statements as such term is defined in the Private Securities Litigation Reform Act of 1995 and information relating to the Company and its subsidiaries that are based on the beliefs of the Company’s management.  When used in this report, the words “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “plan,” and “intend” and words or phrases of similar import, as they relate to the Company or its subsidiaries or Company management, are intended to identify forward-looking statements.  Such statements reflect the current risks, uncertainties and assumptions which exist or must be made as a result of certain factors including, without limitation, competitive factors, general economic conditions, customer relations, relationships with vendors, the interest rate environment, governmental regulation and supervision, seasonality, distribution networks, product introductions and acceptance, one-time events and other factors described herein and in other filings made by the Company with the Securities and Exchange Commission.  Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, forecast, planned or intended.  The Company does not intend to update these forward-looking statements.

Item 7(c). Exhibits

                                                99.1         News release dated May 7, 2003.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANCER CORPORATION

(Registrant)

May 7, 2003,	By:	/s/ GEORGE F. SCHROEDER
George F. Schroeder
Chief Executive Officer

EXHIBIT INDEX

99.1         News release dated May 7, 2003.